Exhibit 99.2 A P O L L O G L O B A L M A N A G E M E N T Apollo Global Management, Inc. Third Quarter 2019 Earnings October 31, 2019

Apollo 3Q'19 Financial Results Highlights

GAAP Results

($ in millions, except per share data)	3Q'19	Per Share	YTD'19	Per Share
• Net Income	$521.1	N/A	$1,178.8	N/A
• Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$354.1	$1.64	$649.7	$3.07

Financial Measures & Dividend

($ in millions, except per share data)	3Q'19	Per Share	YTD'19	Per Share
• Distributable Earnings ("DE")	$222.5	$0.54	$660.6	$1.60
• Fee Related Earnings ("FRE")	$212.8	$0.52	$661.1	$1.61

- Net Performance Fee Receivable of $795 million ($1.93 per share) as of 3Q'19
- Declared 3Q'19 dividend of $0.50 per share of Class A Common Stock and equivalent (payout ratio of 93%), bringing LTM dividends to $2.02 per share of Class A Common Stock (payout ratio of 91%)

Assets Under Management

- Total Assets Under Management ("AUM") of $322.7 billion
- Fee-Generating AUM ("FGAUM") of $243.0 billion
- Performance Fee-Eligible AUM ("PFEAUM") of $131.2 billion
- Dry Powder of $44.3 billion available for investment

Business Drivers

- Inflows: $15.9 billion of capital inflows ($74.6 billion LTM)
- Deployment: $2.9 billion invested ($16.8 billion LTM)
- Realizations: $2.0 billion of capital returned to investors ($8.2 billion LTM)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 31 to 34. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 27 to 30. "LTM" as used throughout this presentation refers to the twelve months ended September 30, 2019, unless the context otherwise provides. Effective September 5, 2019, Apollo Global Management, Inc. converted from a Delaware limited liability company named Apollo Global Management, LLC ("AGM LLC") to a Delaware corporation named Apollo Global Management, Inc. (the "Conversion").

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GAAP Consolidated Statements of Operations (Unaudited)

Net Income was $521.1 million for the quarter ended September 30, 2019; Net Income Attributable to Apollo Global Management, Inc. Class A Common Stock was $354.1 million for the quarter ended September 30, 2019

($ in thousands, except share data)	3Q'18	2Q'19	3Q'19	YTD'18	YTD'19
Revenues:					
Management fees	$358,750	$388,215	$394,547	$987,102	$1,162,788
Advisory and transaction fees, net	13,154	31,124	16,440	42,145	67,133
Investment income:					
Performance allocations	124,856	176,862	254,103	129,776	682,462
Principal investment income	16,153	39,602	33,393	25,334	99,020
Total investment income	141,009	216,464	287,496	155,110	781,482
Incentive fees	4,818	776	4,238	23,593	5,674
Total Revenues	**517,731**	**636,579**	**702,721**	**1,207,950**	**2,017,077**
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	112,722	123,669	126,695	343,623	369,527
Equity-based compensation	50,334	44,662	42,665	123,643	132,404
Profit sharing expense	63,059	68,278	88,610	121,327	280,335
Total compensation and benefits	226,115	236,609	257,970	588,593	782,266
Interest expense	15,209	23,302	27,833	44,168	70,243
General, administrative and other	70,657	81,839	85,313	194,851	238,814
Placement fees	746	775	256	1,384	591
Total Expenses	**312,727**	**342,525**	**371,372**	**828,996**	**1,091,914**
Other Income (Loss):					
Net gains (losses) from investment activities	155,283	45,060	(19,790)	20,645	44,099
Net gains from investment activities of consolidated variable interest entities	13,001	4,631	10,631	28,746	24,728
Interest income	5,411	8,710	10,152	13,517	25,938
Other income (loss), net	3,085	6,603	(43,144)	1,888	(36,451)
Total Other Income (Loss)	**176,780**	**65,004**	**(42,151)**	**64,796**	**58,314**
Income before income tax (provision) benefit	381,784	359,058	289,198	443,750	983,477
Income tax (provision) benefit	(19,092)	(16,897)	231,896	(46,596)	195,345
Net Income	**362,692**	**342,161**	**521,094**	**397,154**	**1,178,822**
Net income attributable to Non-Controlling Interests	(191,171)	(177,338)	(157,824)	(220,285)	(501,672)
Net Income Attributable to Apollo Global Management, Inc.	**171,521**	**164,823**	**363,270**	**176,869**	**677,150**
Series A Preferred Stock Dividends	(4,383)	(4,383)	(4,382)	(13,149)	(13,148)
Series B Preferred Stock Dividends	(4,781)	(4,781)	(4,782)	(9,350)	(14,344)
Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$162,357**	**$155,659**	**$354,106**	**$154,370**	**$649,658**
Net Income (Loss) Per Share of Class A Common Stock:					
Net Income Available to Class A Common Stock – Basic	$0.77	$0.75	$1.64	$0.70	$3.07
Net Income Available to Class A Common Stock – Diluted	$0.77	$0.75	$1.63	$0.70	$3.06
Weighted Average Number of Class A Common Stock Outstanding – Basic	200,347,996	199,578,950	205,797,643	199,837,707	202,087,827
Weighted Average Number of Class A Common Stock Outstanding – Diluted	200,347,996	199,578,950	207,641,323	199,837,707	203,745,454

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Total Segments

($ in thousands, except per share data)	3Q'18	2Q'19	3Q'19	YTD'18	YTD'19
Management fees	$339,905	$366,311	$378,372	$937,972	$1,103,306
Advisory and transaction fees, net	12,972	31,062	16,562	41,546	66,684
Performance fees[1]	7,064	9,261	6,449	18,105	16,371
Total Fee Related Revenues	**359,941**	**406,634**	**401,383**	**997,623**	**1,186,361**
Salary, bonus and benefits	(101,533)	(110,269)	(116,859)	(312,565)	(332,853)
General, administrative and other	(63,997)	(63,156)	(70,740)	(174,048)	(196,929)
Placement fees	(746)	(775)	(256)	(1,384)	(591)
Total Fee Related Expenses	**(166,276)**	**(174,200)**	**(187,855)**	**(487,997)**	**(530,373)**
Other income (loss), net of Non-Controlling Interest	3,393	6,087	(738)	6,002	5,079
Fee Related Earnings	**$197,058**	**$238,521**	**$212,790**	**$515,628**	**$661,067**
Per share[2]	$0.48	$0.58	$0.52	$1.25	$1.61
Realized performance fees[3]	93,031	33,335	67,434	329,807	164,558
Realized profit sharing expense[3]	(54,180)	(13,306)	(23,823)	(187,637)	(78,268)
Net Realized Performance Fees	**38,851**	**20,029**	**43,611**	**142,170**	**86,290**
Realized principal investment income	17,787	11,281	14,374	60,553	37,091
Net interest loss and other	(11,451)	(15,014)	(18,251)	(33,413)	(45,957)
Segment Distributable Earnings	**$242,245**	**$254,817**	**$252,524**	**$684,938**	**$738,491**
Taxes and related payables	(9,734)	(14,878)	(20,895)	(34,770)	(50,409)
Preferred dividends	(9,164)	(9,164)	(9,164)	(22,499)	(27,492)
Distributable Earnings	**$223,347**	**$230,775**	**$222,465**	**$627,669**	**$660,590**
Per share[2]	$0.54	$0.56	$0.54	$1.52	$1.60
Net dividend per share[2]	$0.46	$0.50	$0.50	$1.27	$1.46
Payout ratio	85%	89%	93%	84%	91%

1. Represents certain performance fees from business development companies and Redding Ridge Holdings.
2. Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total shares of Class A Common Stock outstanding, Apollo Operating Group Units and RSUs that participate in dividends. See page 23 for details regarding the stockholder dividend and page 28 for the share reconciliation.
3. YTD'18 excludes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.

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Fee Related Earnings Rollforward FRE of $0.52 per share up 8% year-over-year fueled by growth of our management fees; quarter-over-quarter FRE decreased primarily due to lower advisory and transaction fees, the timing of which are variable, as well as increased compensation expenses Quarterly Trailing FRE FRE Bridge ($ in millions) Mgmt Advisory & 1 FRE Margin Fees Transaction Performance $255.6 $12 Fees $238.5 Fees Comp Non-Comp Other $209.8 ($14) ($3) $212.8 ($7) $197.1 ($7) ($7) 60% 58% 53% 55% • 54% 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 Per Share2 $0.48 $0.62 $0.51 $0.58 $0.03 $(0.03) $(0.01) $(0.02) $(0.02) $(0.02) $0.52 “NM” as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides. 1. FRE margin is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, transaction and advisory fees and certain performance fees), as well as other income attributable to FRE. 2. Per share components may not sum due to rounding. 4

Distributable Earnings and Dividend

DE per share was flat year-over-year, as growth in FRE and net realized performance fees was offset by higher taxes and related payables as a result of the Conversion

Distributable Earnings per Share[1]



$0.54
$0.60
$0.50
$0.56
$0.54
3Q'18
4Q'18
1Q'19
2Q'19
3Q'19

Dividend per Share[1]



$0.46
$0.56
$0.46
$0.50
$0.50
3Q'18
4Q'18
1Q'19
2Q'19
3Q'19

1. Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total shares of Class A Common Stock outstanding, Apollo Operating Group Units and RSUs that participate in dividends.

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Assets Under Management Total AUM increased 3% quarter-over- Total AUM increased to $322.7 billion, driven by $15.9 billion of inflows during the quarter, primarily from growth quarter and 19% year-over-year to $322.7 in Athene and across the credit platform and inflows from real estate funds; inflows over the twelve months billion driven by $15.9 billion of inflows, ended September 30, 2019 totaled $74.6 billion offset by $3.7 billion of outflows As of the end of the quarter, $20.6 billion of AUM is dry powder with future management fee potential Fee-Generating AUM increased 3% quarter-over-quarter to $243.0 billion, Total AUM Fee-Generating AUM driven by $12.2 billion of inflows, offset ($ in billions) ($ in billions) by $4.4 billion of outflows $322.7 $322.7 $311.9 $243.0 $243.0 $37.2 $37.2 $236.1 $33.5 $28.2 $28.2 $270.1 $25.9 CAGR $203.6 $28.1 15% CAGR $77.9 $77.9 $22.5 $46.7 $46.7 $77.2 $47.1 13% $79.0 $47.1 $163.9 $129.6 $18.7 $14.1 $54.0 $35.1 $201.2 $207.6 $207.6 $163.1 $168.1 $168.1 $163.0 $134.0 $91.2 $80.4 3Q'18 2Q'19 3Q'19 3Q'14 3Q'19 3Q'18 2Q'19 3Q'19 3Q'14 3Q'19 Credit Private Equity Real Assets Credit Private Equity Real Assets 1. Total AUM includes $6.3 billion of AUM related to Redding Ridge which is excluded from fee-generating AUM as Apollo earns fees based on net equity. 6

Performance Fee Assets Under Management Total Performance Fee-Eligible AUM reached $131.2 billion and grew 8% year-over-year, driven by growth in Total Performance Fee Eligible permanent capital vehicles, fundraising for strategies such as Natural Resources and Infrastructure and capital AUM increased to $131.2 billion, up deployment in strategies such as Hybrid Value 8% quarter-over-quarter after a broad recovery in credit markets Performance Fee-Eligible AUM Performance Fee-Generating AUM from the previous quarter, and strong performance in our Credit ($ in billions) ($ in billions) segment $131.2 $131.2 $128.7 $121.7 $9.7 $10.0 $10.0 $8.8 $65.0 $65.0 $61.5 $62.2 $4.3 $4.3 $2.1 $2.8 $62.6 $62.6 $62.4 $82.7 $65.2 $7.3 $23.8 $24.3 $24.3 $26.2 $43.9 $3.6 $47.4 $20.5 $36.4 $36.4 $56.6 $58.6 $58.6 $33.2 $35.6 $47.7 $19.8 $28.0 3Q'18 2Q'19 3Q'19 3Q'14 3Q'19 3Q'18 2Q'19 3Q'19 3Q'14 3Q'19 Credit Private Equity Real Assets Credit Private Equity Real Assets 7

Total AUM & Fee-Generating AUM

Total AUM Rollforward[1]

($ in millions)	Credit[3]	Private Equity	Real Assets	Total
2Q'19	**$201,216**	**$77,148**	**$33,498**	**$311,862**
Inflows	11,505	516	3,906	15,927
Outflows[2]	(3,647)	(13)	—	(3,660)
Net Flows	**7,858**	**503**	**3,906**	**12,267**
Realizations	(615)	(989)	(357)	(1,961)
Market Activity	(801)	1,201	106	506
3Q'19	**$207,658**	**$77,863**	**$37,153**	**$322,674**
QoQ Change	**3%**	**1%**	**11%**	**3%**

Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
2Q'19	**$163,089**	**$47,082**	**$25,965**	**$236,136**
Inflows	9,464	94	2,653	12,211
Outflows[2]	(3,883)	(266)	(241)	(4,390)
Net Flows	**5,581**	**(172)**	**2,412**	**7,821**
Realizations	(265)	(251)	(78)	(594)
Market Activity	(309)	39	(64)	(334)
3Q'19	**$168,096**	**$46,698**	**$28,235**	**$243,029**
QoQ Change	**3%**	**(1%)**	**9%**	**3%**

LTM Total AUM Rollforward[1]

($ in millions)	Credit[3]	Private Equity	Real Assets	Total
3Q'18	**$163,047**	**$79,025**	**$28,108**	**$270,180**
Inflows	58,350	5,835	10,437	74,622
Outflows[2]	(11,922)	(239)	(399)	(12,560)
Net Flows	**46,428**	**5,596**	**10,038**	**62,062**
Realizations	(1,634)	(5,160)	(1,449)	(8,243)
Market Activity	(183)	(1,598)	456	(1,325)
3Q'19	**$207,658**	**$77,863**	**$37,153**	**$322,674**
YoY Change	**27%**	**(1%)**	**32%**	**19%**

LTM Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
3Q'18	**$134,003**	**$47,065**	**$22,541**	**$203,609**
Inflows	48,246	2,169	7,915	58,330
Outflows[2]	(13,641)	(1,509)	(1,464)	(16,614)
Net Flows	**34,605**	**660**	**6,451**	**41,716**
Realizations	(771)	(1,069)	(819)	(2,659)
Market Activity	259	42	62	363
3Q'19	**$168,096**	**$46,698**	**$28,235**	**$243,029**
YoY Change	**25%**	**(1%)**	**25%**	**19%**

1. Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
2. Included in the 3Q'19 outflows for Total AUM and FGAUM are $0.3 billion of redemptions. Included in the LTM outflows for both Total AUM and FGAUM are $2.7 billion of redemptions.
3. As of 3Q'19, Credit AUM includes $15.5 billion of CLOs, $8.8 billion of which Apollo earns fees based on gross assets and $6.7 billion of which relates to Redding Ridge, from which Apollo earns fees based on net asset value.

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Capital Deployment, Dry Powder & Performance Fee-Eligible AUM

Dry Powder Composition

($ in billions)



Credit
$6.9
Real Assets
$4.7
Other PE
$8.9
$2.7
Fund VIII
$44 billion
$21.1
Fund IX
Private Equity
$32.7

Capital Deployment[1]

($ in billions)

3Q'19



Real Assets
$0.6
$1.3
Credit
$3 billion
$1.0
Private Equity

LTM



Real Assets
$2.9
$4.9
Credit
$17 billion
$9.0
Private Equity

Performance Fee-Eligible AUM

($ in billions)



Uninvested Performance Fee-Eligible AUM
$43.6
$131 billion
$65.0
Currently Generating Performance Fees
Not Currently Generating Performance Fees
$22.6

Strategy / Fund	Invested AUM Not Currently Generating Performance Fees	Investment Period Active >24 Months[2]	Appreciation Required to Achieve Performance Fees[3,4]
Corporate Credit	$5.5	$5.5	3%
Structured Credit	1.8	1.2	9%
Direct Origination	0.2	—	N/A
Advisory and Other	6.6	—	N/A
Credit	**14.1**	**6.7**	**4%**
ANRP I	0.3	0.3	107%
Hybrid Capital	2.3	1.8	89%
Other PE	4.8	0.3	66%
Private Equity	**7.4**	**2.4**	**88%**
Real Assets	**1.1**	**0.4**	**> 250bps**
Total	**$22.6**	**$9.5**	

1. Reflects capital deployment activity from commitment based funds and accounts that have a defined maturity date. 2. Represents invested AUM not currently generating performance fees for funds that have been investing capital for more than 24 months as of September 30, 2019. 3. Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate performance fees for funds with an investment period greater than 24 months. Funds with an investment period less than 24 months are "N/A" 4. All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve performance fees presented above. Appreciation required to achieve performance fees may vary by individual investor.

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Permanent Capital Vehicles, Athene, and Athora Permanent Capital AUM Supplemental Information Supplemental Information ($ in billions) $161 ($ in billions) 2Q'19 3Q'19 ($ in billions) 3Q'19 $136 Athene $119.0 $125.5 Athene $125.5 Athora 13.7 14.0 Athora 14.0 $87 $72 MidCap 9.1 8.6 MidCap 8.6 50% 47% 49% 45% ARI 5.6 6.7 ARI 6.7 $25 AINV/Other1 5.3 5.2 AINV/Other1 5.2 22% AFT/AIF 0.8 0.8 AFT/AIF 0.8 2012 2014 2016 2018 3Q'19 Permanent CapitalPer iAUMod Ending % of Total AUM Total AUM in Permanent Capital Vehicles $153.5 $160.8 Total AUM in Permanent Capital Vehicles $160.8 Fee Related Revenue from Permanent Capital Athene and Athora AUM Athene and Athora AUM ($ in billions) ($ in billions) 3Q'19 ($ in millions) 2Q'19 3Q'19 $184 2 Athene2 $119.0 $125.5 Athene $125.5 $175 Core Assets 31.1 33.5 Core Assets 33.5 $167 $162 Core Plus Assets 30.1 31.8 Core Plus Assets 31.8 $154 Yield Assets 44.5 46.0 Yield Assets 46.0 High Alpha 4.2 4.3 High Alpha 4.3 Cash, Treasuries, Equities and Alternatives 9.1 9.9 Cash, Treasuries, Equities and Alternatives 9.9 Athora $13.7 $14.0 Athora $14.0 Non-Sub-Advised 10.1 10.4 Non-Sub-Advised 10.4 Sub-Advised 3.6 3.6 Sub-Advised 3.6 3Q’18 4Q’18 1Q’19 2Q’19 3Q’19 Total Athene and Athora AUM $132.7 $139.5 Total Athene and Athora AUM $139.5 1. Amounts are as of June 30, 2019. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.9 billion of AUM related to a non-traded business development company. 2. On June 10, 2019, Athene and Apollo agreed to revise the existing fee arrangements between Athene and Apollo and entered into the Seventh Amended and Restated Fee Agreement (the “fee agreement”). The fee agreement has retroactive effect to the month beginning January 1, 2019 and the Company began recording fees under the fee agreement on January 1, 2019. The fee agreement amends the pre-existing agreement and provides for sub-allocation fees which vary based on portfolio allocation differentiation. 10

Net Performance Fee Receivable Rollforward The net performance fee receivable balance increased quarter-over- quarter primarily driven by unrealized mark-to-market gains Net Performance Fee Receivable1 (Per Share2) Net Performance 3 Net Realized Fees/Other Performance Fees +$0.51 $1.93 $1.83 $1.81 ($0.12) $1.55 $1.29 $1.15 2Q’18 3Q'18 4Q'18 1Q'19 2Q'19 3Q'19 ($ in millions) $756 $750 $475 $533 $637 $208 ($50) $795 Note: All per share figures calculated using Distributable Earnings Shares Outstanding. 1. Net performance fee receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments. 2. Ending per share amounts in the rollforwards may not sum as the starting and ending points are based on the applicable period’s share count. 3. Net performance fees/Other includes (i) unrealized performance fees, net of unrealized profit sharing expense and (ii) certain transaction-related charges, and excludes general partner obligations to return previously distributed performance fees. 11

Segment Highlights

Credit (2.0%) / 2.2% • AUM increased 3% quarter-over-quarter and 27% year-over-year to $208 billion and includes approximately Commentary Advisory and $134 billion from Permanent Capital Vehicles ($ in billions) 3Q'19 / LTM • Total AUM increased 3% quarter-over-quarter to $208 billion, primarily driven by growth in Athene and corporate credit Other Credit Gross Return1 • Generated inflows of $12 billion during the quarter, driven by Athora’s acquisition of Generali Belgium, which • Fee-generating inflows of $48 billion during the twelve months ended September 30, 2019; excluding Generali Belgium, Lincoln Financial Direct $27.8 added approximately $6.5 billion of assets to Apollo’s Credit business AUM, organic growth from Athene and other acquisitions, organic inflows were $26 billion related to growth in Athene as well as corporate credit and direct origination Origination $18.2 and the addition of Aspen Insurance Holdings Limited to our European advisory platform • FRE increased 24% year-over-year, driven by growth in management fees from permanent capital vehicles and fundraising $1.3bn / $4.9bn 2 $208bn • Capital deployment of $1.3 billion for the quarter driven by fund investments in structured credit, longevity • In August 2019, Apollo and Athene announced that they entered into a definitive agreement to purchase PK AirFinance, an aviation 3Q'19 / LTM lending business, from GE Capital’s Aviation Services unit. Apollo will acquire the PK AirFinance aircraft lending platform and Athene AUM $111.2 Deployment2 assets, and opportunistic investments in the consumer discretionary, utilities, communication services, and $50.4 industrials sectors will acquire PK AirFinance’s loan portfolio. The completion of the acquisition is subject to customary closing conditions and is expected Corporate to close during the fourth quarter of 2019 Structured Credit 1 Credit • Credit 3Q'19 gross returns of 1.8% for Corporate Credit, 1.8% for Structured Credit and 2.9% for Direct • Completed first close of fourth vintage of our life settlements fund, FCI IV, with 0.6 billion of inflows during the quarter Origination, respectively, resulting from positive returns across fund categories $180.2 billion • Capital deployment2 from commitment-based funds of $1.3 billion for the quarter driven by investments in structured credit, longevity $134bn from Total AUM up 27% YoY assets, and opportunistic investments in the utilities, communication services, industrials, and health care sectors Permanent Capital Vehicles Financial Results Summary % Change % Change Corporate Credit4 Corporate Credit4 $9.5bn ($ in thousands) 3Q'18 3Q'19 vs. 3Q'18 YTD'18 YTD'19 vs. YTD’18 1.8% / 5.7% 1.8% / 8.2% 1Q'19 Fee-Generating inflows Management fees $167,178 $198,867 19% $470,070 $571,884 22% Advisory and transaction fees, net 2,189 5,530 153% 6,484 13,888 114% Structured Credit Structured Credit Performance fees3 7,064 6,449 (9%) 18,105 16,371 (10%) 1.8% / 4.8% 1.8% / 10.3% Total Fee Related Revenues 176,431 210,846 20% 494,659 602,143 22% $48.2bn Salary, bonus and benefits (44,642) (51,746) 16% (134,192) (146,515) 9% Direct Origination Direct Origination LTM Fee-Generating inflows Non-compensation expenses (31,687) (33,593) 6% (86,453) (92,588) 7% 2.9% / 12.2% 2.9% / 9.4% Total Fee Related Expenses (76,329) (85,339) 12% (220,645) (239,103) 8% 3Q'19 / YTD'19 Other income (loss), net of NCI 265 (597) NM 2,260 967 (57%) 3Q'19 / LTM Credit Gross Return1 Credit Gross Return1 Fee Related Earnings $100,367 $124,910 24% $276,274 $364,007 32% $207.7bn Realized performance fees 11,281 3,530 (69)% 29,030 24,887 (14)% Realized profit sharing expense (8,986) (1,674) (81)% (23,313) (13,069) (44)% $6.7bn / $26.2bn $6.2bn / $6.2bn Total AUM up 3% QoQ Realized principal investment income 6,676 5,845 (12)% 16,887 16,803 —% 3Q'19 / LTM 3Q'19 / YTD'19 Net interest loss and other (3,612) (6,106) 69% (11,082) (15,148) 37% Fee-Generating inflows Fee-Generating inflows Segment Distributable Earnings $105,726 $126,505 20% $287,796 $377,480 31% (excludes acquisitions) (excludes acquisitions) 1. Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation. The 3Q'19 net returns for corporate credit, structured credit and direct origination were 1.5%, 1.4% and 2.2%, 1. Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation. The 3Q'19 net returns for Corporate Credit, Structured Credit and Direct Origination were 1.5%, 1.4% and 2.2%, respectively. The LTM net returns for corporate credit, structured credit and direct origination were 4.8%, 3.1% and 8.9%, respectively. 2. Reflects capital deployment activity from commitment-based funds and strategic investment accounts respectively. The YTD'19 net returns for Corporate Credit, Structured Credit and Direct Origination were 7.4%, 8.5% and 7.0%, respectively. 2. Reflects capital deployment activity from commitment-based funds and strategic investment (“SIAs”) that have a defined maturity date. 3. Represents certain performance fees from business development companies and Redding Ridge Holdings. 4. CLOs are included within corporate credit. The 3Q'19 and LTM gross returns for accounts (“SIAs”) that have a defined maturity date. 3. Represents certain performance fees from business development companies and Redding Ridge Holdings. 4. CLOs are included within Corporate Credit. The 3Q'19 and YTD'19 CLOs were 1.4% and 4.0%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge. gross returns for CLOs were 1.4% and 4.0%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge. 13 $1.3bn / $4.9bn 3Q'19 / LTM Deployment2

Private Equity Commentary Natural ($ in billions) • Total AUM increased to $78 billion at quarter end, driven by market activity and inflows, net of realizations Resources Hybrid $6.0 • Generated inflows of $0.5 billion during the quarter, primarily driven by increased investment leverage Capital and net segment transfers $9.1 • Realization activity primarily driven by a distribution from Tranquilidade $78bn AUM • Deployed $1.0 billion and committed to invest an additional $0.9 billion during the quarter; total 2 committed but not yet deployed capital at quarter end was $3.1 billion (excluding co-investments) of $62.8 Private Equity which $1.3 billion related to energy asset build-ups expected to be deployed over time 1 • Private equity fund appreciation during the quarter of 3.6% , primarily driven by private portfolio $1bn from company holdings in Fund VIII Permanent Capital Vehicles Financial Results Summary % Change % Change 3.6% / (1.0%) 3.6% / 11.1% ($ in thousands) 3Q'18 3Q'19 vs. 3Q'18 YTD'18 YTD'19 vs. YTD’18 Management fees $131,578 $131,643 —% $346,275 $391,777 13% 3Q'19 / LTM 3Q'19 / YTD'19 Advisory and transaction fees, net 6,018 10,655 77% 29,992 47,048 57% Private Equity Fund Private Equity Fund Appreciation (Depreciation)1 Appreciation (Depreciation)1 Total Fee Related Revenues 137,596 142,298 3% 376,267 438,825 17% Salary, bonus and benefits (38,700) (45,807) 18% (121,304) (129,307) 7% Non-compensation expenses (22,745) (26,668) 17% (59,144) (75,975) 28% $1.0bn / $9.0bn $1.0bn / $6.6bn Total Fee Related Expenses (61,445) (72,475) 18% (180,448) (205,282) 14% Other income (loss), net 1,448 (135) NM 1,839 4,024 119% 3Q'19 / LTM 3Q'19 / YTD'19 Deployment Deployment Fee Related Earnings $77,599 $69,688 (10)% $197,658 $237,567 20% Realized performance fees 77,740 63,742 (18)% 245,152 136,429 (44)% Realized profit sharing expense (42,842) (22,084) (48)% (132,102) (63,900) (52)% Realized principal investment income 10,579 8,114 (23)% 37,988 18,079 (52)% $77.9bn $69.7mm Net interest loss and other (5,004) (8,911) 78% (15,619) (22,694) 45% Total AUM Total FRE up (10)% YoY Segment Distributable Earnings $118,072 $110,549 (6)% $333,077 $305,481 (8)% 1. Represents private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. 2. Represents capital committed to investments as of September 30, 2019 by Apollo’s private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. 14

Supplemental Private Equity Fund Information[1]

Fund VII

Vintage Year:	2008
Fund Size:	$14.7bn
Total Invested:	$16.5bn
Realized Value:	$31.2bn
Unrealized Value:	$1.7bn
Total Value:	$32.9bn
Escrow Ratio[2]:	60%
Gross / Net IRR:	33% / 25%

$1.7 billion
Unrealized Value
Investment Mix



Public Investments 64%
TALO
VST
15%
14%
XELA
2%
Public Debt / Other
7%
26%
36%
WOSG
Private Investments 36%

Select Private Investments[3]

McGraw-Hill
Endemol Shine Group

Fund VIII

Vintage Year:	2013
Fund Size:	$18.4bn
Committed to Date:	$17.1bn
Total Invested:	$15.8bn
Realized Value:	$6.4bn
Total Value:	$24.2bn
% Committed[4]:	93%
Gross / Net IRR:	18% / 13%

$17.8 billion
Unrealized Value
Investment Mix



Public Investments: 21%
PSDO
Public Debt / Other
OMF
2%
4%
ADT
5%
10%
79%
Private Investments: 79%

Unrealized Value by Sector

Consumer Services	32%
Manufacturing & Industrial	17%
Media/Telecom/Technology	13%
Leisure	11%
Natural Resources	10%
Financial Services	9%
Business Services	5%
Consumer & Retail	2%
Chemicals	1%

ANRP II

Vintage Year:	2016
Fund Size:	$3.5bn
Committed to Date:	$3.4bn
Total Invested:	$2.2bn
Realized Value:	$0.9bn
Total Value:	$3.0bn
% Committed[4]:	98%
Gross / Net IRR:	25% / 14%

ANRP II
Portfolio



Dry Powder
Realized Value
$1.2
$0.9
$2.1
Unrealized Value

Select Private Investments[3]
(in order of size as measured by fair value)

Double Eagle Energy III
Pegasus
Northwoods Energy

PE Portfolio Composition



Private Investments
82%
18%
Public Investments[5]

	Shares Held (mm)
ADT Security Services (NYSE: ADT)	
Fund VIII	280.7
OneMain (NYSE: OMF)	
Fund VIII	26.5
Presidio (NASDAQ: PSDO)	
Fund VIII	35.1
Talos Energy (NYSE: TALO)	
Fund VII and ANRP I	19.2
Watches of Switzerland (LSE: WOSG)	
Fund VII	127.4

Note: Refer to the definitions of Vintage Year, Total Invested Capital (Total Invested), Realized Value, Unrealized Value, Gross IRR and Net IRR on pages 33-34 of this presentation. 1. Additional fund performance information is set forth in the investment records on pages 24-25 of this presentation. 2. For Escrow Ratio definition and related information, please refer to footnote 2 on page 21. 3. Investments selected based on non-performance criteria. 4. Represents the sum of capital actually invested, committed to invest or used for fees and expenses, divided by aggregate committed capital. 5. Excludes shares of Athene Holding. The table above includes the public portfolio companies of the funds in the private equity segment with a fair value greater than $250 million, excluding the value associated with any portion of such private equity funds' portfolio company investments held by co-investment vehicles.

APOLLO

15

Real Assets Commentary Infrastructure ($ in billions) • AUM increased 11% quarter-over-quarter to $37 billion driven by strong inflows Principal $2.2 • Inflows of $3.9 billion during the quarter were driven by ARI, real estate debt managed accounts and Finance $6.9 infrastructure managed accounts $37bn • Completed first close of U.S. RE Fund III, with $0.4 billion of inflows during the quarter AUM • Increase in year-over-year FRE driven by higher management fees earned from ARI, real estate debt $28.1 managed accounts, and infrastructure funds Real Estate • Real assets gross return of 4.6% during the quarter ended September 30, 2019 driven by appreciation $26bn from in the principal finance and infrastructure equity funds Permanent Capital Vehicles Financial Results Summary % Change % Change 4.6% / 10.7% ($ in thousands) 3Q'18 3Q'19 vs. 3Q'18 YTD'18 YTD'19 vs. YTD’18 4.6% / 9.3% Management fees $41,149 $47,862 16% $121,627 $139,645 15% 3Q'19 / LTM 3Q'19 / YTD'19 Advisory and transaction fees, net 4,765 377 (92%) 5,070 5,748 13% Combined Combined Gross Return1 1 Total Fee Related Revenues 45,914 48,239 5% 126,697 145,393 15% Gross Return Salary, bonus and benefits (18,191) (19,306) 6% (57,069) (57,031) —% Non-compensation expenses (10,311) (10,735) 4% (29,835) (28,957) (3%) $2.7bn / $7.9bn $2.7bn / $5.6bn Total Fee Related Expenses (28,502) (30,041) 5% (86,904) (85,988) (1%) Other income (loss), net of NCI 1,680 (6) NM 1,903 88 (95%) 3Q'19 / LTM 3Q'19 / YTD'19 Fee-Generating inflows Fee-Generating inflows Fee Related Earnings $19,092 $18,192 (5)% $41,696 $59,493 43% Realized performance fees 4,010 162 (96)% 55,625 3,242 (94)% Realized profit sharing expense (2,352) (65) (97)% (32,222) (1,299) (96)% Realized principal investment income 532 415 (22)% 5,678 2,209 (61)% $37.2bn Net interest loss and other (2,835) (3,234) 14% (6,712) (8,115) 21% Total AUM up 11% QoQ Segment Distributable Earnings $18,447 $15,470 (16)% $64,065 $55,530 (13)% 1. Represents gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital, Asia Real Estate Fund including co-investment capital, the European Principal Finance funds and infrastructure equity funds. 16 1. Represents gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital, Asia Real Estate Fund including co-investment capital, the European Principal Finance funds, and Infrastructure Equity. The 3Q'19 and LTM real assets net returns for were 3.5% and 3.7%, respectively.

Balance Sheet Highlights

GAAP Consolidated Statements of Financial Condition (Unaudited) ($ in thousands, except share data) As of As of September 30, 2019 December 31, 2018 Assets: Cash and cash equivalents $1,242,817 $609,747 Restricted cash 19,777 3,457 U.S. Treasury securities, at fair value 551,681 392,932 Investments (includes performance allocations of $1,480,577 and $912,182 as of September 30, 2019 and December 31, 2018, respectively) 3,472,909 2,722,612 Assets of consolidated variable interest entities 1,244,868 1,290,891 Incentive fees receivable 3,093 6,792 Due from related parties 440,071 378,108 Deferred tax assets, net 530,954 306,094 Other assets 278,664 192,169 Lease assets 190,618 — Goodwill 88,852 88,852 Total Assets $8,064,304 $5,991,654 Liabilities and Stockholders’ Equity Liabilities: Accounts payable and accrued expenses $96,820 $70,878 Accrued compensation and benefits 166,161 73,583 Deferred revenue 172,157 111,097 Due to related parties 507,113 425,435 Profit sharing payable 693,618 452,141 Debt 2,348,440 1,360,448 Liabilities of consolidated variable interest entities 897,866 934,438 Other liabilities 132,023 111,794 Lease liabilities 207,673 — Total Liabilities 5,221,871 3,539,814 Stockholders’ Equity: Apollo Global Management, Inc. stockholders’ equity: Series A Preferred Shares, 11,000,000 shares issued and outstanding as of December 31, 2018 — 264,398 Series A Preferred Stock, 11,000,000 shares issued and outstanding as of September 30, 2019 264,398 — Series B Preferred Shares, 12,000,000 shares issued and outstanding as of December 31, 2018 — 289,815 Series B Preferred Stock, 12,000,000 shares issued and outstanding as of September 30, 2019 289,815 — Class A Shares, no par value, unlimited shares authorized, 201,400,500 shares issued and outstanding as of December 31, 2018 — — Class A Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 222,403,296 shares issued and outstanding as of September 30, 2019 — — Class B Shares, no par value, unlimited shares authorized, 1 share issued and outstanding as of December 31, 2018 — — Class B Common Stock, $0.00001 par value, 999,999,999 shares authorized, 1 share issued and outstanding as of September 30, 2019 — — Class C Common Stock, $0.00001 par value, 1 share authorized, 1 share issued and outstanding as of September 30, 2019 — — Additional paid in capital 1,217,231 1,299,418 Accumulated earnings (deficit) — (473,276) Accumulated other comprehensive loss (6,827) (4,159) Total Apollo Global Management, Inc. Stockholders’ Equity 1,764,617 1,376,196 Non-Controlling Interests in consolidated entities 266,016 271,522 Non-Controlling Interests in Apollo Operating Group 811,800 804,122 Total Stockholders’ Equity 2,842,433 2,451,840 Total Liabilities and Stockholders’ Equity $8,064,304 $5,991,654 18

Segment Balance Sheet Highlights Long-term debt of $2.3 billion (with maturities in 2024, 2026, 2029, 2039 and 2048) and an undrawn $750 million revolving credit facility (expiring in 2023) Summary Balance Sheet1 Share Repurchase Activity - 1Q’16 through 3Q’195 Supplemental Details During the quarter, 0.1 million shares of Class A Common Stock were repurchased for $3.8 million in open market 7 Inception to transactions as part of the publicly announced share repurchase program ($ in millions) 3Q'19 ($ and share amounts in millions) Date A/A Cash and cash equivalents $1,243 Open Market Share Repurchases 6.3 Rated by S&P and Fitch U.S. Treasury securities, at fair value 552 1 5 Reduction of Shares Issued to Participants6 6.9 Summary Balance Sheet Share Repurchase Activity - 1Q’16 through 3Q’19 Supplemental Details Performance fees receivable 1,478 Inception to $750 million ($ in millions) 3Q'19 ($ and share amounts in millions) Date Profit sharing payable2 (683) Total Shares Purchased 13.2 Undrawn Revolving Credit Cash and cash equivalents $1,243 A/A Facility (Expiring in 2023) Open Market Share Repurchases 6.3 Rated by S&P and Fitch GP & Other Investments3,4 2,070 U.S. Treasury securities, at fair value 552 Total Capital Used for Share Purchases $342 Reduction of Shares Issued to Participants6 6.9 Total Net Value $4,660 Performance fees receivable 1,478 Share Repurchase Plan Authorization7 $500 $1.8 billion $750 million Profit sharing payable2 (683) Total Shares Purchased 13.2 Debt ($2,348) Cash and cash equivalents and Undrawn Revolving Credit U.S. Treasury securities Facility (Expiring in 2023) 8 GP & Other Investments3,4 2,070 Unfunded Future Commitments $1,086 Average Price Paid Per Share $26.01 Total Capital Used for Share Purchases $342 Total Net Value $4,660 Share Repurchase Plan Authorization7 $500 Debt ($2,348) $1.8 billion 8 Cash and cash equivalents and Unfunded Future Commitments $1,086 Average Price Paid Per Share $26.01 U.S. Treasury securities 1. Amounts are presented on an unconsolidated basis. 2. Profit sharing payable excludes profit sharing expected to be settled in the form of equity-based awards. 3. Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. 4. Investment in Athene/AAA primarily comprises Apollo’s direct investment of 19.1 million shares of Athene Holding valued at $42.06 per share as of September 30, 2019 and 1.6 million shares of AAA valued at NAV. 5. Since 1Q’16, the Company in its discretion has elected to repurchase 1.8 million shares of Class A Common Stock for $56.0 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the January 2019 repurchase plan described in footnote 7 below and accordingly are not reflected in the above share repurchase activity table. 6. Represents a reduction in shares of Class A Common Stock to be issued to participants to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s equity incentive plan (the “Plan”), which the Company refers to as “net share settlement.” 7. In January 2019, the Company increased its authorized share repurchase amount by $250 million bringing the total share repurchase plan authorization to $500 million, which may be used to repurchase outstanding shares of Class A Common Stock as well as to reduce shares of Class A Common Stock to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. 8. Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. 19

Supplemental Details

Segment Performance Fees

($ in thousands)	As of September 30, 2019 Performance Fees Receivable on an Unconsolidated Basis	3Q'19 Unrealized Performance Fees	3Q'19 Realized Performance Fees	3Q'19 Total Performance Fees	YTD'19 Unrealized Performance Fees	YTD'19 Realized Performance Fees	YTD'19 Total Performance Fees
Credit							
Corporate Credit[1]	$74,154	$15,491	$2,666	$18,157	$66,570	$10,132	$76,702
Structured Credit	187,441	9,252	2,677	11,929	45,768	19,213	64,981
Direct Origination	102,876	9,094	4,636	13,730	22,553	11,913	34,466
Total Credit	**$364,471**	**$33,837**	**$9,979**	**$43,816**	**$134,891**	**$41,258**	**$176,149**
Total Credit, net of profit sharing expense	**117,867**	**20,283**	**8,305**	**28,588**	**76,762**	**28,189**	**104,951**
Private Equity							
Fund VIII[2]	$796,534	$173,585	$57,270	$230,855	$355,339	$124,803	$480,142
Fund VII[1,2]	220	(66,978)	700	(66,278)	(90,215)	2,177	(88,038)
Fund VI[2]	16,151	567	889	1,456	28,040	2,808	30,848
Fund IV and V[1]	—	109	—	109	(1,144)	—	(1,144)
ANRP I and II[1,2]	48,372	(5,645)	2,445	(3,200)	14,058	3,100	17,158
Other[1,3]	82,493	11,998	2,438	14,436	29,624	3,541	33,165
Total Private Equity	**$943,770**	**$113,636**	**$63,742**	**$177,378**	**$335,702**	**$136,429**	**$472,131**
Total Private Equity, net of profit sharing expense	**578,416**	**83,016**	**41,658**	**124,674**	**228,367**	**72,529**	**300,896**
Real Assets							
Principal Finance	$127,624	$20,660	$—	$20,660	$5,443	$1,760	$7,203
U.S. RE Fund I and II	13,287	420	—	420	(2,871)	1,645	(1,226)
Infrastructure Equity Fund	10,220	5,143	—	5,143	10,220	—	10,220
Other[3]	18,906	3,189	162	3,351	7,562	(163)	7,399
Total Real Assets	**$170,037**	**$29,412**	**$162**	**$29,574**	**$20,354**	**$3,242**	**$23,596**
Total Real Assets, net of profit sharing expense	**98,712**	**18,811**	**97**	**18,908**	**14,482**	**1,943**	**16,425**
Total	**$1,478,278**	**$176,885**	**$73,883**	**$250,768**	**$490,947**	**$180,929**	**$671,876**
Total, net of profit sharing expense[4]	**$794,995**	**$122,110**	**$50,060**	**$172,170**	**$319,611**	**$102,661**	**$422,272**

1. As of September 30, 2019, certain credit funds and certain private equity funds had $0.3 million and $213.6 million, respectively, in general partner obligations to return previously distributed performance fees. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain credit funds and certain private equity funds was $1.1 million and $1,622.6 million, respectively, as of September 30, 2019.
2. As of September 30, 2019, the remaining investments and escrow cash of Fund VIII were valued at 132% of the fund's unreturned capital, which was above the required escrow ratio of 115%. As of September 30, 2019, the remaining investments and escrow cash of Fund VII, Fund VI, ANRP I and ANRP II were valued at 60%, 38%, 51% and 109% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future performance fee distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of September 30, 2019, Fund VII had $128.5 million of gross performance fees, or $73.1 million net of profit sharing, in escrow. As of September 30, 2019, Fund VI had $167.6 million of gross performance fees, or $112.4 million net of profit sharing, in escrow. As of September 30, 2019, ANRP I had $40.2 million of gross performance fees, or $25.2 million net of profit sharing, in escrow. As of September 30, 2019, ANRP II had $21.0 million of gross performance fees, or $14.3 million net of profit sharing, in escrow. With respect to Fund VII, Fund VI, ANRP II and ANRP I, realized performance fees currently distributed to the general partner are limited to potential tax distributions and interest on escrow balances per the funds' partnership agreements. Performance fees receivable as of September 30, 2019 and realized performance fees for 3Q'19 include interest earned on escrow balances that is not subject to contingent repayment.
3. Other includes certain SIAs.
4. There was a corresponding profit sharing payable of $693.6 million as of September 30, 2019, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $96.4 million.

APOLLO

21

Segment Results

Credit ($ in thousands)	3Q'18	4Q'18	1Q'19	2Q'19	3Q'19	YTD'18	YTD'19
Management fees	$167,178	$172,261	$182,742	$190,275	$198,867	$470,070	$571,884
Advisory and transaction fees, net	2,189	2,388	2,848	5,510	5,530	6,484	13,888
Performance fees[1]	7,064	10,285	661	9,261	6,449	18,105	16,371
Total Fee Related Revenues	**176,431**	**184,934**	**186,251**	**205,046**	**210,846**	**494,659**	**602,143**
Salary, bonus and benefits	(44,642)	(46,256)	(44,304)	(50,465)	(51,746)	(134,192)	(146,515)
General, administrative and other	(31,392)	(33,847)	(27,496)	(31,647)	(33,403)	(85,603)	(92,546)
Placement fees	(295)	(280)	305	(157)	(190)	(850)	(42)
Total Fee Related Expenses	**(76,329)**	**(80,383)**	**(71,495)**	**(82,269)**	**(85,339)**	**(220,645)**	**(239,103)**
Other income (loss), net of Non-Controlling Interest	265	(1,156)	(404)	1,968	(597)	2,260	967
Credit Fee Related Earnings	**$100,367**	**$103,395**	**$114,352**	**$124,745**	**$124,910**	**$276,274**	**$364,007**
Realized performance fees	11,281	16,109	3,327	18,030	3,530	29,030	24,887
Realized profit sharing expense	(8,986)	(12,766)	(3,518)	(7,877)	(1,674)	(23,313)	(13,069)
Net Realized Performance Fees	**2,295**	**3,343**	**(191)**	**10,153**	**1,856**	**5,717**	**11,818**
Realized principal investment income	6,676	2,312	3,049	7,909	5,845	16,887	16,803
Net interest loss and other	(3,612)	(2,537)	(4,386)	(4,656)	(6,106)	(11,082)	(15,148)
Credit Segment Distributable Earnings	**$105,726**	**$106,513**	**$112,824**	**$138,151**	**$126,505**	**$287,796**	**$377,480**

Private Equity ($ in thousands)	3Q'18	4Q'18	1Q'19	2Q'19	3Q'19	YTD'18	YTD'19
Management fees	$131,578	$130,910	$130,496	$129,638	$131,643	$346,275	$391,777
Advisory and transaction fees, net	6,018	59,610	16,136	20,257	10,655	29,992	47,048
Total Fee Related Revenues	**137,596**	**190,520**	**146,632**	**149,895**	**142,298**	**376,267**	**438,825**
Salary, bonus and benefits	(38,700)	(39,208)	(43,233)	(40,267)	(45,807)	(121,304)	(129,307)
General, administrative and other	(22,694)	(20,440)	(25,862)	(22,962)	(26,603)	(59,010)	(75,427)
Placement fees	(51)	(451)	135	(618)	(65)	(134)	(548)
Total Fee Related Expenses	**(61,445)**	**(60,099)**	**(68,960)**	**(63,847)**	**(72,475)**	**(180,448)**	**(205,282)**
Other income (loss), net	1,448	84	196	3,963	(135)	1,839	4,024
Private Equity Fee Related Earnings	**$77,599**	**$130,505**	**$77,868**	**$90,011**	**$69,688**	**$197,658**	**$237,567**
Realized performance fees	77,740	33,926	60,456	12,231	63,742	245,152	136,429
Realized profit sharing expense	(42,842)	(24,077)	(37,727)	(4,089)	(22,084)	(132,102)	(63,900)
Net Realized Performance Fees	**34,898**	**9,849**	**22,729**	**8,142**	**41,658**	**113,050**	**72,529**
Realized principal investment income	10,579	5,162	8,088	1,877	8,114	37,988	18,079
Net interest loss and other	(5,004)	(4,462)	(6,133)	(7,650)	(8,911)	(15,619)	(22,694)
Private Equity Segment Distributable Earnings	**$118,072**	**$141,054**	**$102,552**	**$92,380**	**$110,549**	**$333,077**	**$305,481**

Real Assets ($ in thousands)	3Q'18	4Q'18	1Q'19	2Q'19	3Q'19	YTD'18	YTD'19
Management fees	$41,149	$41,545	$45,385	$46,398	$47,862	$121,627	$139,645
Advisory and transaction fees, net	4,765	8,023	76	5,295	377	5,070	5,748
Total Fee Related Revenues	**45,914**	**49,568**	**45,461**	**51,693**	**48,239**	**126,697**	**145,393**
Salary, bonus and benefits	(18,191)	(16,933)	(18,188)	(19,537)	(19,306)	(57,069)	(57,031)
General, administrative and other	(9,911)	(10,956)	(9,675)	(8,547)	(10,734)	(29,435)	(28,956)
Placement fees	(400)	(7)	—	—	(1)	(400)	(1)
Total Fee Related Expenses	**(28,502)**	**(27,896)**	**(27,863)**	**(28,084)**	**(30,041)**	**(86,904)**	**(85,988)**
Other income (loss), net of Non-Controlling Interest	1,680	39	(62)	156	(6)	1,903	88
Real Assets Fee Related Earnings	**$19,092**	**$21,711**	**$17,536**	**$23,765**	**$18,192**	**$41,696**	**$59,493**
Realized performance fees	4,010	346	6	3,074	162	55,625	3,242
Realized profit sharing expense	(2,352)	(1,149)	106	(1,340)	(65)	(32,222)	(1,299)
Net Realized Performance Fees	**1,658**	**(803)**	**112**	**1,734**	**97**	**23,403**	**1,943**
Realized principal investment income	532	1,684	299	1,495	415	5,678	2,209
Net interest loss and other	(2,835)	(1,618)	(2,173)	(2,708)	(3,234)	(6,712)	(8,115)
Real Assets Segment Distributable Earnings	**$18,447**	**$20,974**	**$15,774**	**$24,286**	**$15,470**	**$64,065**	**$55,530**

1. Represents certain performance fees from business development companies and Redding Ridge Holdings.

APOLLO

22

Stockholder Dividend

Generated $0.54 of Distributable Earnings per Share during the quarter

Apollo declared a quarterly dividend of $0.50 per share of Class A Common Stock to holders of record as of November 20, 2019, which is payable on November 29, 2019

($ in thousands, except per share data)	3Q'18	2Q'19	3Q'19	YTD'18	YTD'19
Segment Distributable Earnings	**$242,245**	**$254,817**	**$252,524**	**$684,938**	**$738,491**
Taxes and Related Payables	(9,734)	(14,878)	(20,895)	(34,770)	(50,409)
Preferred Dividends	(9,164)	(9,164)	(9,164)	(22,499)	(27,492)
Distributable Earnings	**$223,347**	**$230,775**	**$222,465**	**$627,669**	**$660,590**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	7,702	12,777	18,765	28,677	44,017
DE Before Certain Payables[1]	231,049	243,552	241,230	656,346	704,607
Percent to Common & Equivalents	51%	51%	56%	51%	56%
DE Before Other Payables Attributable to Common & Equivalents	117,835	124,212	135,089	334,736	394,580
Less: Taxes & Related Payables Attributable to Common & Equivalents	(7,702)	(12,777)	(18,765)	(28,677)	(44,017)
DE Attributable to Common & Equivalents[2]	**$110,133**	**$111,435**	**$116,324**	**$306,059**	**$350,563**
Per Share[3]	**$0.54**	**$0.56**	**$0.54**	**$1.52**	**$1.60**
Retained Capital per Share[3]	(0.08)	(0.06)	(0.04)	(0.25)	(0.14)
Net Dividend per Share[3]	**$0.46**	**$0.50**	**$0.50**	**$1.27**	**$1.46**
Payout Ratio	85%	89%	93%	84%	91%

1. DE Before Certain Payables represents Segment Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.
2. "Common & Equivalents" consists of total shares of Class A Common Stock outstanding and RSUs that participate in dividends.
3. Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total shares of Class A Common Stock outstanding, Apollo Operating Group Units and RSUs that participate in dividends. See page 28 for the share reconciliation.

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23

Investment Records as of September 30, 2019

($ in millions)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Private Equity:										
Fund IX	2018	$24,847	$24,729	$2,779	$—	$2,779	$2,917	$2,917	NM[1]	NM[1]
Fund VIII	2013	21,241	18,377	15,815	6,447	12,622	17,771	24,218	18%	13%
Fund VII	2008	3,709	14,677	16,461	31,196	2,803	1,722	32,918	33	25
Fund VI	2006	645	10,136	12,457	21,114	405	19	21,133	12	9
Fund V	2001	261	3,742	5,192	12,720	120	2	12,722	61	44
Funds I, II, III, IV & MIA[2]	Various	13	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[3]		**$50,716**	**$78,981**	**$61,457**	**$88,877**	**$18,729**	**$22,431**	**$111,308**	**39%**	**25%**
ANRP II	2016	3,357	3,454	2,193	923	1,778	2,098	3,021	25	14
ANRP I	2012	556	1,323	1,144	978	650	322	1,300	4	—
AION	2013	784	826	689	291	491	661	952	18	9
Hybrid Value Fund	2019	3,243	3,238	530	12	527	536	548	NM[1]	NM[1]
Total Private Equity		**$58,656**	**$87,822**	**$66,013**	**$91,081**	**$22,175**	**$26,048**	**$117,129**		
Credit:										
Structured Credit Funds										
FCI III	2017	$2,632	$1,906	$2,329	$862	$1,901	$2,025	$2,887	28%	21%
FCI II	2013	2,213	1,555	2,707	1,734	1,661	1,568	3,302	8	5
FCI I	2012	110	559	1,516	1,975	—	—	1,975	11	8
SCRF IV[6]	2017	3,051	2,502	3,542	1,615	2,254	2,287	3,902	NM[1]	NM[1]
SCRF III	2015	—	1,238	2,110	2,428	—	—	2,428	18	14
SCRF II	2012	—	104	467	528	—	—	528	15	12
SCRF I	2008	—	118	240	357	—	—	357	33	26
Total Credit		**$8,006**	**$7,982**	**$12,911**	**$9,499**	**$5,816**	**$5,880**	**$15,379**		
Real Assets:										
European Principal Finance Funds										
EPF III[4]	2017	$4,683	$4,469	$2,034	$50	$1,984	$2,242	$2,292	23%	9%
EPF II[4]	2012	1,675	3,412	3,352	4,099	822	867	4,966	15	9
EPF I[4]	2007	229	1,411	1,855	3,115	—	10	3,125	23	17
U.S. RE Fund II[5]	2016	1,217	1,243	823	375	603	723	1,098	16	12
U.S. RE Fund I[5]	2012	332	648	631	706	220	242	948	14	11
Asia RE Fund[5]	2017	648	709	395	204	241	300	504	20	14
Infrastructure Equity Fund	2018	997	897	782	88	725	809	897	NM[1]	NM[1]
Total Real Assets		**$9,781**	**$12,789**	**$9,872**	**$8,637**	**$4,595**	**$5,193**	**$13,830**		

Note: The funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

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24

Investment Records as of September 30, 2019 - Continued

Permanent Capital Vehicles

($ in millions)	IPO Year[8]	Total AUM	Total Returns[7] 3Q'19	YTD'19	3Q'18	YTD'18	FY'18
Credit:							
MidCap[9]	N/A	$8,556	4%	13%	6%	15%	19%
AIF	2013	375	5	17	2	5	(5)
AFT	2011	403	1	9	—	4	(4)
AINV/Other[10]	2004	5,238	5	41	—	4	(18)
Real Assets:							
ARI	2009	6,715	7%	24%	6%	10%	—%
Total		**$21,287**					

Note: The above table summarizes the investment record for our Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation.

1. Data has not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and such information was deemed not meaningful.
2. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's Managing Partners and other investment professionals.
3. Total IRR is calculated based on total cash flows for all funds presented.
4. Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.09 as of September 30, 2019.
5. U.S. RE Fund I, U.S. RE Fund II and Asia RE Fund had $152 million, $771 million and $366 million of co-investment commitments as of September 30, 2019, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.23 as of September 30, 2019.
6. Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments.
7. Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission.
8. An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange.
9. MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 3%, 9%, 4%, 11% and 14% for 3Q'19, YTD'19, 3Q'18, YTD'18 and FY'18, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation.
10. All amounts are as of June 30, 2019 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Included within Total AUM of AINV/Other is $1.9 billion of AUM related to a non-traded business development company from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. Total returns exclude performance related to this AUM.

APOLLO

25

Reconciliations and Disclosures

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	3Q'18	4Q'18	1Q'19	2Q'19	3Q'19	YTD'18	YTD'19
GAAP Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$162,357**	**($196,408)**	**$139,893**	**$155,659**	**$354,106**	**$154,370**	**$649,658**
Preferred dividends	9,164	9,163	9,164	9,164	9,164	22,499	27,492
Net income attributable to Non-Controlling Interests in consolidated entities	11,340	5,613	8,662	5,143	7,083	26,035	20,888
Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group	179,831	(196,271)	157,848	172,195	150,741	194,250	480,784
GAAP Net Income (Loss)	**$362,692**	**($377,903)**	**$315,567**	**$342,161**	**$521,094**	**$397,154**	**$1,178,822**
Income tax provision (benefit)	19,092	39,425	19,654	16,897	(231,896)	46,596	(195,345)
GAAP Income (Loss) Before Income Tax Provision (Benefit)	**$381,784**	**($338,478)**	**$335,221**	**$359,058**	**$289,198**	**$443,750**	**$983,477**
Transaction related charges[1]	1,253	(1,831)	5,463	18,135	5,201	(3,800)	28,799
Charges associated with corporate conversion	—	—	—	10,006	6,994	—	17,000
(Gains) losses from changes in tax receivable agreement liability	—	(35,405)	—	—	38,575	—	38,575
Net income attributable to Non-Controlling Interests in consolidated entities	(11,340)	(5,613)	(8,662)	(5,143)	(7,083)	(26,035)	(20,888)
Unrealized performance fees[2]	(26,447)	579,413	(184,383)	(129,679)	(183,208)	203,475	(497,270)
Unrealized profit sharing expense[2]	8,903	(216,452)	75,762	40,799	61,098	(58,360)	177,659
Equity-based profit sharing expense and other[3]	26,085	32,552	20,962	20,675	22,203	58,499	63,840
Equity-based compensation	17,668	17,098	18,423	18,237	15,802	51,131	52,462
Unrealized principal investment (income) loss	49	29,470	(12,328)	(31,893)	(20,411)	32,627	(64,632)
Unrealized net (gains) losses from investment activities and other	(155,710)	207,787	(19,308)	(45,378)	24,155	(16,349)	(40,531)
Segment Distributable Earnings	**$242,245**	**$268,541**	**$231,150**	**$254,817**	**$252,524**	**$684,938**	**$738,491**
Taxes and related payables	(9,734)	(9,445)	(14,636)	(14,878)	(20,895)	(34,770)	(50,409)
Preferred dividends	(9,164)	(9,163)	(9,164)	(9,164)	(9,164)	(22,499)	(27,492)
Distributable Earnings	**$223,347**	**$249,933**	**$207,350**	**$230,775**	**$222,465**	**$627,669**	**$660,590**
Preferred dividends	9,164	9,163	9,164	9,164	9,164	22,499	27,492
Taxes and related payables	9,734	9,445	14,636	14,878	20,895	34,770	50,409
Realized performance fees	(93,031)	(50,381)	(63,789)	(33,335)	(67,434)	(329,807)	(164,558)
Realized profit sharing expense	54,180	37,992	41,139	13,306	23,823	187,637	78,268
Realized principal investment income	(17,787)	(9,158)	(11,436)	(11,281)	(14,374)	(60,553)	(37,091)
Net interest loss and other	11,451	8,617	12,692	15,014	18,251	33,413	45,957
Fee Related Earnings	**$197,058**	**$255,611**	**$209,756**	**$238,521**	**$212,790**	**$515,628**	**$661,067**

1. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions.
2. YTD'18 includes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.
3. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are allocated by issuance of equity-based awards, rather than cash, to employees of Apollo. Equity-based profit sharing expense and other also includes non-cash expenses related to equity awards in unconsolidated related parties granted to employees of Apollo.

APOLLO

27

Reconciliation of GAAP to Non-GAAP Financial Measures - Continued

Share Reconciliation	3Q'18	4Q'18	1Q'19	2Q'19	3Q'19
Total GAAP Class A Common Stock Outstanding	201,089,465	201,400,500	201,375,418	200,435,587	222,403,296
Non-GAAP Adjustments:					
Apollo Operating Group Units	202,549,221	202,345,561	202,245,561	202,245,561	180,361,308
Vested RSUs	228,009	2,380,783	328,788	269,726	216,552
Unvested RSUs Eligible for Dividend Equivalents	9,647,801	7,382,478	8,591,175	8,832,203	8,770,229
Distributable Earnings Shares Outstanding	**413,514,496**	**413,509,322**	**412,540,942**	**411,783,077**	**411,751,385**

Reconciliation of GAAP Net Income Per Share of Class A Common Stock to Non-GAAP Financial Per Share Measures

($ in thousands, except share data)	3Q'18	4Q'18	1Q'19	2Q'19	3Q'19	YTD'18	YTD'19
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$162,357**	**($196,408)**	**$139,893**	**$155,659**	**$354,106**	**$154,370**	**$649,658**
Dividends declared on Class A Common Stock	(86,468)	(92,651)	(113,345)	(92,201)	(100,355)	(296,093)	(305,901)
Dividend on participating securities	(4,150)	(4,432)	(4,959)	(4,115)	(4,450)	(13,687)	(13,524)
Earnings allocable to participating securities	(3,633)	—	(1,114)	(2,848)	(11,440)	—	(16,003)
Undistributed income (loss) attributable to Class A Common Stockholders: Basic	$68,106	($293,491)	$20,475	$56,495	$237,861	($155,410)	$314,230
GAAP weighted average number of Class A Common Stock outstanding: Basic	200,347,996	200,269,856	200,832,323	199,578,950	205,797,643	199,837,707	202,087,827
GAAP Net Income (Loss) per share of Class A Common Stock under the Two-Class Method: Basic	**$0.77**	**($1.00)**	**$0.67**	**$0.75**	**$1.64**	**$0.70**	**$3.07**
Distributed Income	$0.43	$0.46	$0.56	$0.46	$0.50	$1.47	$1.52
Undistributed Income (Loss)	$0.34	($1.46)	$0.11	$0.29	$1.14	($0.77)	$1.55
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**$162,357**	**($196,408)**	**$139,893**	**$155,659**	**$354,106**	**$154,370**	**$649,658**
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders to Income (Loss) Before Income Tax (Provision) Benefit Differences[1]	219,427	(142,070)	195,328	203,399	(64,908)	289,380	333,819
Income (Loss) Before Income Tax (Provision) Benefit	**$381,784**	**($338,478)**	**$335,221**	**$359,058**	**$289,198**	**$443,750**	**$983,477**
Income (Loss) Before Income Tax (Provision) Benefit to Segment Distributable Earnings Differences[1]	(139,539)	607,019	(104,071)	(104,241)	(36,674)	241,188	(244,986)
Segment Distributable Earnings	**$242,245**	**$268,541**	**$231,150**	**$254,817**	**$252,524**	**$684,938**	**$738,491**
Taxes and related payables	(9,734)	(9,445)	(14,636)	(14,878)	(20,895)	(34,770)	(50,409)
Preferred dividends	(9,164)	(9,163)	(9,164)	(9,164)	(9,164)	(22,499)	(27,492)
Distributable Earnings	**$223,347**	**$249,933**	**$207,350**	**$230,775**	**$222,465**	**$627,669**	**$660,590**
Distributable Earnings Shares Outstanding	413,514,496	413,509,322	412,540,942	411,783,077	411,751,385	413,514,496	411,751,385
Distributable Earnings per Share	$0.54	$0.60	$0.50	$0.56	$0.54	$1.52	$1.60
Distributable Earnings to Fee Related Earnings Differences[1]	(26,289)	5,678	2,406	7,746	(9,675)	(112,041)	477
Fee Related Earnings	**$197,058**	**$255,611**	**$209,756**	**$238,521**	**$212,790**	**$515,628**	**$661,067**
Distributable Earnings Shares Outstanding	413,514,496	413,509,322	412,540,942	411,783,077	411,751,385	413,514,496	411,751,385
Fee Related Earnings per Share	$0.48	$0.62	$0.51	$0.58	$0.52	$1.25	$1.61

1. See page 27 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders, Income (Loss) Before Income Tax (Provision) Benefit, Distributable Earnings and Fee Related Earnings.

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28

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	3Q'18	4Q'18	1Q'19	2Q'19	3Q'19	YTD'18	YTD'19
Total Consolidated Revenues (GAAP)	**$517,731**	**($114,885)**	**$677,777**	**$636,579**	**$702,721**	**$1,207,950**	**$2,017,077**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(23,019)	(19,760)	(29,129)	(23,847)	(19,990)	(62,132)	(72,966)
Adjustments related to consolidated funds and VIEs	2,445	10,323	1,632	90	4,079	6,063	5,801
Performance fees[1]	(119,478)	529,032	(248,172)	(163,014)	(250,642)	(126,332)	(661,828)
Principal investment (income) loss	(17,738)	20,312	(23,764)	(43,174)	(34,785)	(27,926)	(101,723)
Total Fee Related Revenues	**$359,941**	**$425,022**	**$378,344**	**$406,634**	**$401,383**	**$997,623**	**$1,186,361**
Realized performance fees[2]	93,031	50,381	63,789	33,335	67,434	329,807	164,558
Realized principal investment income and other	16,945	8,316	10,594	10,438	13,532	58,026	34,564
Total Segment Revenues	**$469,917**	**$483,719**	**$452,727**	**$450,407**	**$482,349**	**$1,385,456**	**$1,385,483**
Total Consolidated Expenses (GAAP)	**$312,727**	**$73,943**	**$378,017**	**$342,525**	**$371,372**	**$828,996**	**$1,091,914**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(23,153)	(21,000)	(28,842)	(23,865)	(20,563)	(61,724)	(73,270)
Reclassification of interest expense	(15,209)	(15,206)	(19,108)	(23,302)	(27,833)	(44,168)	(70,243)
Transaction-related charges	(1,253)	1,831	(5,463)	(18,135)	(5,201)	3,800	(28,799)
Charges associated with corporate conversion	—	—	—	(10,006)	(6,994)	—	(17,000)
Equity-based compensation	(17,668)	(17,098)	(18,423)	(18,237)	(15,802)	(51,131)	(52,462)
Total profit sharing expense[3]	(89,168)	145,908	(137,863)	(74,780)	(107,124)	(187,776)	(319,767)
Total Fee Related Expenses	**$166,276**	**$168,378**	**$168,318**	**$174,200**	**$187,855**	**$487,997**	**$530,373**
Realized profit sharing expense[2]	54,180	37,992	41,139	13,306	23,823	187,637	78,268
Total Segment Expenses	**$220,456**	**$206,370**	**$209,457**	**$187,506**	**$211,678**	**$675,634**	**$608,641**
Total Consolidated Other Income (Loss) (GAAP)	**$176,780**	**($149,650)**	**$35,461**	**$65,004**	**($42,151)**	**$64,796**	**$58,314**
Adjustments related to consolidated funds and VIEs	(12,732)	(15,934)	(9,134)	(4,367)	(10,338)	(27,924)	(23,839)
(Gain) loss change in tax receivable agreement liability	—	(35,405)	—	—	38,575	—	38,575
Net (gains) losses from investment activities	(155,262)	206,986	(18,825)	(45,053)	19,783	(20,560)	(44,095)
Interest income and other, net of Non-Controlling Interest	(5,393)	(7,030)	(7,772)	(9,497)	(6,607)	(10,310)	(23,876)
Other Income (Loss), net of Non-Controlling Interest	**3,393**	**(1,033)**	**(270)**	**6,087**	**(738)**	**6,002**	**5,079**
Net interest loss and other	(10,609)	(7,775)	(11,850)	(14,171)	(17,409)	(30,886)	(43,430)
Total Segment Other Loss	**($7,216)**	**($8,808)**	**($12,120)**	**($8,084)**	**($18,147)**	**($24,884)**	**($38,351)**

1. Excludes certain performance fees from business development companies and Redding Ridge Holdings.
2. YTD'18 excludes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.
3. Includes unrealized profit sharing expense, realized profit sharing expense, and equity-based profit sharing expense and other.

APOLLO

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Total Segment Revenues, Expenses and Other Income (Loss)

The following table sets forth Apollo's total segment revenues for the combined segments

($ in thousands)	3Q'18	4Q'18	1Q'19	2Q'19	3Q'19	YTD'18	YTD'19
Management fees	$339,905	$344,716	$358,623	$366,311	$378,372	$937,972	$1,103,306
Advisory and transaction fees, net	12,972	70,021	19,060	31,062	16,562	41,546	66,684
Performance fees[1]	7,064	10,285	661	9,261	6,449	18,105	16,371
Total Fee Related Revenues	**359,941**	**425,022**	**378,344**	**406,634**	**401,383**	**997,623**	**1,186,361**
Realized performance fees[2]	93,031	50,381	63,789	33,335	67,434	329,807	164,558
Realized principal investment income and other	16,945	8,316	10,594	10,438	13,532	58,026	34,564
Total Segment Revenues	**$469,917**	**$483,719**	**$452,727**	**$450,407**	**$482,349**	**$1,385,456**	**$1,385,483**

The following table sets forth Apollo's total segment expenses for the combined segments

($ in thousands)	3Q'18	4Q'18	1Q'19	2Q'19	3Q'19	YTD'18	YTD'19
Salary, bonus and benefits	$101,533	$102,397	$105,725	$110,269	$116,859	$312,565	$332,853
General, administrative and other	63,997	65,243	63,033	63,156	70,740	174,048	196,929
Placement fees	746	738	(440)	775	256	1,384	591
Total Fee Related Expenses	**166,276**	**168,378**	**168,318**	**174,200**	**187,855**	**487,997**	**530,373**
Realized profit sharing expense[2]	54,180	37,992	41,139	13,306	23,823	187,637	78,268
Total Segment Expenses	**$220,456**	**$206,370**	**$209,457**	**$187,506**	**$211,678**	**$675,634**	**$608,641**

The following table sets forth Apollo's total segment other income for the combined segments

($ in thousands)	3Q'18	4Q'18	1Q'19	2Q'19	3Q'19	YTD'18	YTD'19
Other income, net	$4,580	$209	$334	$6,731	$144	$9,768	$7,209
Non-Controlling Interest	(1,187)	(1,242)	(604)	(644)	(882)	(3,766)	(2,130)
Other Income (Loss), net of Non-Controlling Interest	**3,393**	**(1,033)**	**(270)**	**6,087**	**(738)**	**6,002**	**5,079**
Net interest loss and other	(10,609)	(7,775)	(11,850)	(14,171)	(17,409)	(30,886)	(43,430)
Total Segment Other Loss	**($7,216)**	**($8,808)**	**($12,120)**	**($8,084)**	**($18,147)**	**($24,884)**	**($38,351)**

1. Represents certain performance fees from business development companies and Redding Ridge Holdings.
2. YTD'18 excludes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.

APOLLO

30

Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): • “Segment Distributable Earnings”, or “Segment DE”, is the key performance measure used by management in evaluating the performance of Apollo’s credit, private equity and real assets segments. Management uses Segment DE to make key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year; and • Decisions related to the amount of earnings available for dividends to Class A Common Stockholders, holders of RSUs that participate in dividends and holders of AOG Units. Segment DE is the sum of (i) total management fees and advisory and transaction fees, (ii) other income (loss), (iii) realized performance fees, excluding realizations received in the form of shares and (iv) realized investment income, less (x) compensation expense, excluding the expense related to equity-based awards, (y) realized profit sharing expense, and (z) non-compensation expenses. Segment DE represents the amount of Apollo’s net realized earnings, excluding the effects of the consolidation of any of the related funds, Taxes and Related Payables, transaction-related charges and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, Segment DE excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. • “Distributable Earnings” or “DE” represents Segment DE less estimated current corporate, local and non-U.S. taxes as well as the current payable under Apollo’s tax receivable agreement. DE is net of preferred dividends, if any, to Series A and Series B Preferred Stockholders. DE excludes the impacts of the remeasurement of the tax receivable agreement resulting from changes in the associated deferred tax balance, including the impacts related to the Tax Cuts & Jobs Act enacted on December 22, 2017 and changes in estimated future tax rates. Management believes that excluding the remeasurement of the tax receivable agreement and deferred taxes from Segment DE and DE, respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable agreement and deferred taxes are estimates and may change due to changes in interpretations and assumptions of tax legislation. • “Fee Related Earnings”, or “FRE”, is derived from our segment reported results and refers to a component of DE that is used as a supplemental performance measure to assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated operating expenses and generate profits. FRE is the sum across all segments of (i) management fees, (ii) advisory and transaction fees, (iii) performance fees earned from business development companies and Redding Ridge Holdings and (iv) other income, net, less (x) salary, bonus and benefits, excluding equity-based compensation (y) other associated operating expenses and (z) non-controlling interests in the management companies of certain funds the Company manages. 31

Non-GAAP Financial Information & Definitions Cont’d • “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the net asset value, or “NAV,” plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain permanent capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; ii) the fair value of the investments of the private equity and real assets funds, partnerships and accounts we manage or advise, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; for certain permanent capital vehicles in real assets, gross asset value plus available financing capacity; iii) the gross asset value associated with the reinsurance investments of the portfolio company assets we manage or advise; and iv) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either nominal or zero fees. Our AUM measure also includes assets for which we do not have investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital Deployed and Dry Powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment-related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. 32

Non-GAAP Financial Information & Definitions Cont’d • “Athene Holding” refers to Athene Holding Ltd. (together with its subsidiaries, “Athene”), a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs, and to which Apollo, through its consolidated subsidiary Athene Asset Management LLC (“Athene Asset Management” or “AAM’), provides asset management and advisory services • “Athora” refers to a strategic platform established to acquire or reinsure blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”). The Company, through its consolidated subsidiary, AAME, provides investment advisory services to Athora. Athora Non-Sub-Advised Assets includes the Athora assets which are managed by Apollo but not sub-advised by Apollo nor invested in Apollo funds or investment vehicles. Athora Sub-Advised includes assets which the Company explicitly sub-advises as well as those assets in the Athora Accounts which are invested directly in funds and investment vehicles Apollo manages. • “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP, a wholly-owned subsidiary of Apollo Asset Management Europe LLP (collectively, “AAME”). The AAME entities are subsidiaries of Apollo. • “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our commitment based funds and (ii) SIAs that have a defined maturity date. • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in dividends. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share described below. • “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses. • “Gross IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross IRR” of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on September 30, 2019 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  • “Gross IRR” of a real assets fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on September 30, 2019 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a credit or real assets fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns for credit funds are calculated for all funds and accounts in the respective strategies excluding assets for Athene, Athora and certain other entities where we manage or may manage a significant portion of the total company assets. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of inflows across the credit, private equity and real assets segments. • “Net IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net IRR” of a private equity fund means the gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 33

Non-GAAP Financial Information & Definitions Cont’d • “Net IRR” of a real assets fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of September 30, 2019 or other date specified is paid to investors), excluding certain non-fee and non- performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net Return” of a credit or real assets fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A Common Stock plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A Common Stock and (ii) the settlement of the vested RSUs in the form of Class A Common Stock during the period. Management uses this measure, taking into account the unvested RSUs that participate in dividends, in determining our Class A Common Stock eligible for cash dividends. • “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene (“ATH”) or Athora Holding Ltd. (“Athora”), (b) assets that are owned by or related to MidCap FinCo Designated Activity Company (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of ARI has a one year term and is reviewed annually by ARI’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of ARI’s independent directors. The investment management or advisory arrangements between MidCap and Apollo, Athene and Apollo and Athora and Apollo, may also be terminated under certain circumstances. • “Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-IX), ANRP I, II & III, Apollo Special Situations Fund, L.P., AION Capital Partners Limited (“AION”) and Apollo Hybrid Value Fund, L.P. for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes.  In addition, amounts include committed and funded amounts for certain investments; and • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year in which a fund’s investment period commences as per its governing agreements. 34

Forward Looking Statements Effective September 5, 2019, Apollo Global Management, Inc. converted from a Delaware limited liability company named Apollo Global Management, LLC (“AGM LLC”) to a Delaware corporation named Apollo Global Management, Inc. (“AGM Inc.” and such conversion, the “Conversion”). This press release includes the results for AGM LLC prior to the Conversion and the results for AGM Inc. following the Conversion. In this press release, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to (a) Apollo Global Management, Inc. and its subsidiaries, including the Apollo Operating Group and all of its subsidiaries, following the Conversion and (b) AGM LLC and its subsidiaries, Apollo Operating Group and all of its subsidiaries, prior to the Conversion, or as the context may otherwise require. This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2019 and quarterly report on Form 10-Q filed with the SEC on August 6, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund. 35